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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ARKANSAS BEST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ARKANSAS BEST CORPORATION
(Logo)
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 18, 2006
To the Stockholders of Arkansas Best Corporation:
You are cordially invited to attend the Annual Meeting of Stockholders of Arkansas Best Corporation on Tuesday, April 18, 2006 at 8:00 a.m. (CDT) at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card/ballot and a proxy statement containing information about the following matters to be acted upon at the meeting.
I.	To elect two Class II directors for a term to expire at the 2009 Annual Meeting of Stockholders;

II.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2006;

III.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.
Only stockholders of record at the close of business on February 21, 2006 will be entitled to notice of and to vote at the meeting or any adjournment thereof. It is important that your shares be represented at the meeting.
THE BOARD OF DIRECTORS URGES YOU TO SIGN AND DATE YOUR ENCLOSED PROXY CARD/BALLOT AND PROMPTLY RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING.
By Order of the Board of Directors, March 10, 2006.

/s/ Robert A. Young III	/s/ Robert A. Davidson
Robert A. Young III	Robert A. Davidson
Chairman of the Board	President-Chief Executive Officer
ARKANSAS BEST CORPORATION, POST OFFICE BOX 10048
FORT SMITH, ARKANSAS 72917-0048

PROXY STATEMENT
RECORD DATE
PROXIES
VOTING SHARES
PROPOSAL I. ELECTION OF DIRECTORS
DIRECTORS OF THE COMPANY
BOARD OF DIRECTORS AND COMMITTEES
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES
STOCK OPTION/SAR GRANTS
EQUITY COMPENSATION PLAN INFORMATION
REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE
THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
RETIREMENT AND SAVINGS PLANS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
CERTAIN TRANSACTIONS AND RELATIONSHIPS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL II. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL ACCOUNTANT FEES AND SERVICES
POLICY AND AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
COST OF SOLICITATION
STOCKHOLDER COMMUNICATION WITH THE BOARD
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
GENERAL MATTERS

ARKANSAS BEST CORPORATION
PROXY STATEMENT
This Proxy Statement is furnished to the stockholders of Arkansas Best Corporation (“ABC” or the “Company”) in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the “Board”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) on April 18, 2006 for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting, the related proxy card/ballot and the 2005 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 10, 2006. ABC’s principal place of business is 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479/785-6000.
RECORD DATE
The Board has fixed the close of business on February 21, 2006 as the record date for the 2006 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.
PROXIES
The proxy named on the enclosed proxy card/ballot was appointed by the Board to vote the shares represented by the proxy card/ballot. Upon receipt by the Company of a properly signed and dated proxy card/ballot, the shares represented thereby will be voted in accordance with the instructions on the proxy card/ballot. If a stockholder does not return a signed proxy card/ballot, his or her shares cannot be voted by proxy. Stockholders are urged to mark the ovals on the proxy card/ballot to show how their shares are to be voted. If a stockholder returns a signed proxy card/ballot without marking the ovals, the shares represented by the proxy card/ballot will be voted as recommended by the Board herein and in the proxy card/ballot. The proxy card/ballot also confers discretionary authority to the proxy to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2006 Annual Meeting.
VOTING SHARES
On the record date, there were 25,394,172 shares of common stock outstanding and entitled to vote (“Common Stock”). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of the shares of Common Stock shall constitute a quorum for purposes of the 2006 Annual Meeting. The stockholder vote is determined by counting the number of votes for or against each proposal. Votes are tabulated by LaSalle Bank N.A.
Election of Directors. Directors are elected by a plurality of the affirmative votes cast. Neither abstentions nor broker nonvotes affect the outcome of the voting. They are neither a vote for nor against the proposal.
Other Matters. The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter, except as otherwise provided by law or the Company’s Certificate of Incorporation. Abstentions have the same effect as a vote against the proposal. Broker nonvotes are treated as unvoted for the purposes of determining approval of the proposal and are neither a vote for nor a vote against the proposal.

PROPOSAL I. ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL I.
The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting, the terms of directors in one of the three classes expire. The Board currently consists of eight members: two in the class whose members’ terms will expire at the 2006 Annual Meeting, three in the class whose members’ terms will expire at the 2007 Annual Meeting, and three in the class whose members’ terms will expire at the 2008 Annual Meeting. John W. Alden was appointed to the Board as a Class III member in May 2005.
It is intended that the shares represented by the accompanying proxy will be voted at the 2006 Annual Meeting for the election of the Board’s nominees, Fred A. Allardyce and John H. Morris, directors whose terms will expire in 2009, unless the proxy specifies otherwise. Each nominee has indicated his willingness to serve as a member of the Board, if elected.
In conjunction with the appointment of Mr. Allardyce to the Board in February 2004, he was recommended to the Board by a non-management ABC director.
If, for any reason not presently known, either of Messrs. Allardyce or Morris are not available for election at the time of the 2006 Annual Meeting, the shares represented by the accompanying proxy may be voted for the election in his stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the nominee.
Assuming the presence of a quorum, to be elected a nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock voted on Proposal I, in person or by proxy, at the 2006 Annual Meeting.
DIRECTORS OF THE COMPANY
The following information relates to the nominees named above and to the other persons whose terms as directors will continue after the 2006 Annual Meeting.

Name	Age	Business Experience

CLASS II — Nominees for Election at the Annual Meeting 2006, Term Will Expire 2009

Fred A. Allardyce	64	Mr. Allardyce has been a Director of the Company and the Board’s Audit Committee Financial Expert since February 2004. Mr. Allardyce has been Chairman and Chief Executive Officer of Advanced Breath Diagnostics since March 2000 and Chairman of Monitor Instruments since September 2000. From 1977 through 1999, he was employed by American Standard Inc., a publicly traded company, where he served in the following positions: Senior Vice President-Medical Products from January 1999 to December 2000; Chief Financial Officer from 1993 to 1998; Controller from 1984 to 1993; and Assistant Controller from 1977 to 1984. He also served in various financial-related capacities for Joseph E. Seagram & Sons from 1972 to 1977 and at Continental Oil Company from 1965 to 1972. Mr. Allardyce earned a BA in Economics from Yale University and an MBA from the University of Chicago Graduate School of Business, where he was the recipient of the Institute of Professional Accountants Fellowship. Mr. Allardyce was chairman in fiscal 1999-2000 of Financial Executives International, a 15,000-member organization of financial leaders.

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Name	Age	Business Experience

John H. Morris	62	Mr. Morris has been a Director of the Company since July 1988 and was a Director of Treadco, Inc. from June 1991 to June 1999. Mr. Morris is currently affiliated with StoneCreek Capital. Mr. Morris served as a Managing Director of Kelso & Company, Inc. from March 1989 to March 1992, was a General Partner from 1987 to March 1989 and prior to 1987, was a Vice President. Prior to 1985, Mr. Morris was President of LBO Capital Corp.

CLASS III — Term Expires at the Annual Meeting 2007

Frank Edelstein	80	Mr. Edelstein has been a Director of the Company since November 1988 and Lead Independent Director of the Board since July 2004. Mr. Edelstein currently provides consulting services to StoneCreek Capital and Kelso & Company, Inc. Mr. Edelstein served as a Vice President of Kelso & Company, Inc. from 1986 to March 1992. Prior to 1986, he served as Chairman and President of International Central Bank & Trust Company and CPI Pension Services, Inc., as well as Senior Vice President, Financial Services Group, at Continental Insurance Corporation. He also has held positions as Corporate Vice President, Automatic Data Processing, Inc. and Executive Vice President of Olivetti Corporation of America. Mr. Edelstein also is a Director of Ceradyne, Inc. and IHOP Corp.

Robert A. Young III	65	Mr. Young has been a Director of the Company since 1970 and Chairman of the Board since July 2004. He was Chief Executive Officer of the Company from August 1988 until his retirement in January 2006. He was President from 1973 to 2004 and was Chief Operating Officer from 1973 to 1988. Mr. Young served as President of ABF Freight System, Inc., the Company’s largest subsidiary, from 1979 to 1994. Between 1964 and 1973, he had worked as Supervisor of Terminal Operations for ABF, Vice President-General Manager of Data-Tronics Corp., a Company subsidiary, Senior Vice President-National Bank of Commerce of Dallas and as Vice President, Finance and Executive Vice President of the Company. Mr. Young was a Director of Treadco, Inc. from June 1991 to June 1999.

John W. Alden	64	Mr. Alden has been a Director of the Company since May 2005. Mr. Alden retired as Vice Chairman of United Parcel Service of America, Inc. (UPS) in 2000. From 1988 until his retirement from UPS, he served as a Director of UPS. Mr. Alden worked for UPS for 35 years in various capacities. Currently, Mr. Alden is Director of Barnes Group, Inc., Dun & Bradstreet Corporation and Silgan Holdings, Inc.

CLASS I — Term Expires at the Annual Meeting 2008

Robert A. Davidson	58	Mr. Davidson has been a Director of the Company since December 2004 and President-Chief Executive Officer of the Company since February 2006. He continues to serve as ABF President-Chief Executive Officer, a position he has held since February 2003. Mr. Davidson served as President and Chief Operating Officer of the Company from January 2005 until February 2006 and as Vice President of Marketing and Pricing for ABF from August 1997 until February 2003. He was Vice President of Pricing for ABF from April 1982 to August 1997. Between 1972 and 1982, Mr. Davidson had served in ABF’s Economic Analysis Department as an Analyst, Manager and Director.

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Name	Age	Business Experience

William M. Legg	61	Mr. Legg has been a Director of the Company since April 2002. He retired from Deutsche Banc Alex.Brown (“Alex.Brown”) as Managing Director and assumed the position of Managing Director of Spring Hill Ventures in 2002. During his 31 years at Alex.Brown, he served as Head of Alex.Brown’s Transportation Group and subsequently as Co-Head of Transportation and Aerospace Group at Deutsche Banc Alex.Brown and Co-Head of Alex.Brown and Sons, Inc.’s Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises, J. B. Hunt, Swift, Old Dominion, CH Robinson, and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, ARA Services, Transport Development Group and Arkansas Best Corporation. Mr. Legg earned a BA from Trinity College and an MBA from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

Alan J. Zakon, Ph.D.	70	Dr. Zakon has been a Director of the Company since February 1993. Dr. Zakon was a Managing Director of Bankers Trust Company through March 1995, for which he previously served as Chairman, Strategic Policy Committee from 1989 to 1990. From 1980 to 1986, Dr. Zakon was President of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from 1967 to 1969 and Vice President from 1969 to 1980. Dr. Zakon is currently serving as a member of the Micro-Financial Board of Directors and is a former member of the Advisory Committee to the Stanford University Graduate School of Business.
BOARD OF DIRECTORS AND COMMITTEES
The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis five times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met six times during 2005. During 2005, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a Director. A majority of the members of the Company’s Board of Directors are independent pursuant to applicable NASDAQ independence standards. Independent Directors include Messrs. Alden, Allardyce, Edelstein, Legg, Morris, and Zakon.
It is Arkansas Best Corporation’s policy that all members of its Board of Directors attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. The seven members of the Company’s Board, who were directors at the time of the 2005 Annual Meeting, attended the annual meeting in 2005.
The Board has established Audit, Compensation, Nominating, and Qualified Legal Compliance committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2005 are described below.
Audit Committee. Among the responsibilities of the Audit Committee contained in its charter, it assists the Board in overseeing matters involving the accounting, auditing, financial reporting, and internal control functions of the Company, is directly responsible for the appointment, termination and oversight of the independent registered public accounting firm for the Company, and is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Messrs. Allardyce (Chair), Edelstein, and Zakon currently are members of the Audit Committee. Each member of the committee meets all applicable SEC and NASDAQ independence standards. Mr. Allardyce is the Board-designated “Audit Committee financial expert.” The Audit Committee met six times during 2005, and the Chairman of the Audit Committee held two Quarterly Financial Information Review meetings; two Quarterly Financial Information Reviews were conducted at regularly scheduled Committee meetings. The Audit Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com, and was in the

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Appendix of the 2004 Proxy Statement. The written charter was adopted on April 19, 2000, and revised on October 22, 2003.
Compensation Committee. The Compensation Committee is responsible for reviewing executive management’s performance and for determining appropriate director and executive management’s compensation. The Committee’s current members are Messrs. Legg (Chair), Alden and Morris. Messrs. Legg and Morris were selected by the Board to serve on the Committee in June 2004. Mr. Alden was appointed to the Committee in July 2005. Mr. Allardyce served on the Committee from June 2004 until July 2005. Each member of the Committee meets applicable NASDAQ independence standards. The Compensation Committee met eight times in 2005. The Compensation Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.
The Board has designated the Compensation Committee to also serve as the Stock Option Committee for the Company’s stock option plans. The Stock Option Committee administers the Company’s 1992 Incentive Stock Option Plan, 2000 Nonqualified Stock Option Plan and 2002 Stock Option Plan. The Compensation Committee has sole authority to make and administer awards under the 2005 Ownership Incentive Plan.
Nominating Committee. The Nominating Committee is responsible for identifying individuals believed to be qualified to become Board members and to select and recommend to the Board for its approval, the nominees to stand for election as directors by the stockholders, or, if applicable, to be appointed to fill vacancies on the Board. The members of the Nominating Committee, Messrs. Morris (Chair) and Edelstein, are independent, as independence is defined in applicable NASDAQ independence standards. The committee held two meetings in 2005. A current copy of the Nominating Committee Charter is posted in the Corporate Governance section of the Company’s Web site, www.arkbest.com.
In recommending nominees, the Nominating Committee considers any specific criteria the Board may approve and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations that are of particular relevance to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other Board members, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues, and the extent to which, in the Nominating Committee’s opinion, the candidate would be a desirable addition to the Board.
The Nominating Committee may draw upon individuals known by members of the Board, and at the Nominating Committee’s discretion, candidates recommended by management or third parties engaged by the Nominating Committee to assist it in identifying appropriate candidates. In conjunction with the appointment of John Alden to the Board in May 2005, a third-party search firm was utilized in identifying and evaluating potential director candidates.
The Nominating Committee shall consider any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating Committee shall consider the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.
The Nominating Committee considers Board Candidates submitted by stockholders that follow the procedure set forth in the following Stockholder Director Nomination Procedure:
Any stockholder, entitled to vote at an annual meeting of stockholders and intending to recommend candidate(s) for nomination for director at that meeting, must submit a written notice to Arkansas Best Corporation. Such notice must be received by the Corporate Secretary at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Such notices nominating candidates for the Board of Directors must include the following information: (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (including such proposed candidate’s written consent to being named in the proxy statement and to serving as a director if elected); (2) as to the stockholder giving the notice (a) the name and address of the beneficial owner, if any, on whose behalf the

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notice is given, (b) the class and number of shares of Arkansas Best Corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given, and (c) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given.
Qualified Legal Compliance Committee. The Audit Committee is designated by the Board to serve as the Company’s Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee charter is posted in the Corporate Governance section of the Company’s Web site, www.arkbest.com.
Director Compensation. Mr. Davidson, as an officer of the Company, receives no compensation for service as a Director. Mr. Alden, who joined the Board in May 2005, received $26,667 in retainer fees in 2005. Below is the standard compensation for non-employee Directors, including medical benefits:
     Annual Retainers

Board Chair	$100,000
Members	$40,000
Lead Independent Director	$25,000
Audit Committee Chair	$7,500
Other Committee Chair	$5,000
•	Retainers are cumulative, i.e., each Director who is (i) a non-employee and (ii) not the Board Chair, receives a “Member Retainer” plus the appropriate retainer fee for any other positions he holds.
     Daily Meeting Fees

Board Meeting	$1,500 per day
Committee Meeting	$1,500 per day
•	Only one Daily Meeting Fee will be paid in the event of multiple meetings held on the same day.
     Medical Benefits Available to Directors
Non-employee Directors may elect to participate in the Company’s then current health plan (medical/vision/dental coverage). Electing Directors will be required to pay to the Company premiums for their elected coverage comparable to the then current COBRA rates applicable to the coverage selections they choose.
The Company continues to provide Mr. Young with an office and related administrative support services for his use as Chairman of the Board. It is estimated that the portion of the administrative services attributable to Mr. Young’s personal use will be less than $20,000 annually.
Directors received restricted stock awards under the Company’s 2005 Ownership Incentive Plan in 2005. Messrs. Allardyce, Edelstein, Legg, Morris and Zakon, all non-employee Directors, each received 3,700 shares of restricted stock on April 20, 2005. Mr. Alden, a non-employee Director, received 3,700 shares of restricted stock on May 12, 2005. These restricted stock shares are shares of the Company’s Common Stock subject to restrictions on transferability and risk of forfeiture and generally fully vest on the fifth anniversary of the date of grant.
Messrs. Allardyce, Edelstein, Legg, Morris, and Zakon, all non-employee Directors, have received stock option/SAR grants in certain years from 1993 through 2004 under the 1992 Stock Option Plan and/or the 2002 Stock Option Plan. Under these stock option grants, the option’s exercise price is equal to the closing public trading price of the Company’s Common Stock on the date of the grant; the optionee generally vests in 20% of the total granted shares on each of the five subsequent grant date anniversaries; and grants for all years provide that the optionee has up to 10 years from the date of the grant to exercise part or all of their grant.
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP
The following table sets forth certain information concerning beneficial ownership of the Company’s Common Stock as of February 21, 2006, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, named executive officer of the Company, and director nominee, and (iii) all directors, director nominees, and executive officers as a group.

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		Shares	Percentage
		Beneficially	of Shares
		Owned	Outstanding

(i) Name / Address

Royce & Associates, LLC(1)		3,153,309	12.49%
1414 Avenue of the Americas New York, NY 10019

Barclays Global Investors, N.A.(2)		3,114,804	12.34%
45 Fremont Street San Francisco, CA 94105

NFJ Investment Group L.P.(3)		1,317,800	5.2%
2100 Ross Avenue, Suite 1840 Dallas, TX 75201

(ii) Name	Position

Robert A. Young III(4)(5)(8)(9)(10)	Chairman of the Board and Retired CEO	2,197,652	8.6%
John W. Alden(4)(5)	Director	3,700	*
Fred A. Allardyce(4)(5)	Director Nominee	6,700	*
Robert A. Davidson(4)(5)	President-CEO	36,900	*
Frank Edelstein(4)(5)(7)	Director	18,700	*
William M. Legg(4)(5)	Director	5,200	*
John H. Morris(4)(5)(6)	Director Nominee	43,762	*
Alan J. Zakon(4)(5)	Director	37,200	*
Richard F. Cooper(4)(5)	Sr. VP-Administration, General Counsel and Secretary	4,600	*
David E. Loeffler(4)(5)	Retired Sr. VP-CFO & Treasurer	—	*
John R. Meyers(4)(5)	Vice President	17,668	*
(iii) All Directors and Executive Officers as a Group (16 total)(10)		2,489,724	9.7%

*	Less than 1%
(1)	According to the most recent Schedule 13G it has filed with the SEC, Royce & Associates, LLC beneficially owns 3,153,309 shares of the Company’s Common Stock and has sole voting and dispositive powers with respect to such shares.

(2)	Barclays Global Investors, N.A. recently filed a Schedule 13G with the SEC, reporting that the 3,114,804 shares of Company Common Stock are held as follows: (a) shares held, (b) percentage of Company’s outstanding Common Stock and number of shares in these categories, (c) sole voting power, (d) shared voting power, (e) sole dispositive power, (f) shared dispositive power for each of the following two companies:

	(a)	(b)	(c)	(d)	(e)	(f)
Barclays Global Investors, N.A	2,485,118	9.85%	2,252,005	0	2,485,118	0
Barclays Global Fund Advisors	629,686	2.49%	627,776	0	629,686	0
(3)	According to the most recent Schedule 13G it has filed with the SEC, NFJ Investment Group L.P. beneficially owns 1,317,800 shares of the Company’s Common Stock and has sole voting and dispositive powers with respect to such shares.

(4)	Includes options to purchase shares of Common Stock, which are vested (and will vest within 60 days of the record date), as follows:

	As of February 21, 2006
		Will Vest
	Vested	in 60 Days
Young	117,554	—
Alden	—	—
Allardyce	3,000	—
Davidson	23,200	—
Edelstein	7,500	—
Legg	—	1,500
Morris	13,500	—
Zakon	28,500	—
Cooper	—	—
Loeffler	—	—
Meyers	13,668	—

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(5)	Includes restricted stock shares of the Company’s Common Stock granted under the Company’s 2005 Ownership Incentive Plan. These restricted stock grants fully vest on the fifth anniversary of their grant date, subject to partial or accelerated vesting due to normal retirement, early retirement, death or disability, and are nontransferable prior to vesting. Mr. Young’s restricted stock grant fully vested upon retirement at age 65 on January 31, 2006. Mr. Loeffler forfeited his restricted stock grant upon his early retirement on February 21, 2006. Below are the restricted stock shares held by the Company’s Directors and Named Executive Officers:

As of February 21, 2006
Young	—
Alden	3,700
Allardyce	3,700
Davidson	5,700
Edelstein	3,700
Legg	3,700
Morris	3,700
Zakon	3,700
Cooper	4,600
Loeffler	—
Meyers	4,000
(6)	Includes 26,562 shares of Common Stock held by the John H. Morris and Sharon L. Morris Family Trust, of which Mr. Morris is co-trustee.

(7)	Includes 7,500 shares of Common Stock held by the Edelstein Living Trust, of which Mr. Edelstein is joint trustee.

(8)	Includes 1,805,639 shares of Common Stock held by the R. A. Young III Investments Limited Partnership.

(9)	Includes 959 shares of Common Stock held in the Arkansas Best 401(k) and DC Retirement Plan.

(10)	The numerator and denominator for percentages include the number of beneficially owned stock options of the individual or the Director and Executive Officer Group as applicable.
EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and ABF Freight System, Inc. (“ABF”), its largest subsidiary. The executive officers serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see “PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP.” There are no family relationships among directors and executive officers of the Company or its subsidiaries.

Name	Age	Business Experience

Robert A. Young III.................. Chairman of the Board (retired Chief Executive Officer, as of January 31, 2006)	65	See previous description.

Robert A. Davidson................... President-Chief Executive Officer ABF President-Chief Executive Officer	58	See previous description.

Judy R. McReynolds................... Senior Vice President-Chief Financial Officer and Treasurer	43	Ms. McReynolds became Senior Vice President-Chief Financial Officer and Treasurer on February 1, 2006. She was Vice President-Controller of ABC from January 2000 until February 1, 2006. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997. From December 1990 until June 1995, Ms. McReynolds was a senior manager employed with Ernst & Young LLP. Ms. McReynolds is a Certified Public Accountant.

David E. Loeffler.................... Senior Vice President-Chief Financial Officer and Treasurer (retired)	59	Mr. Loeffler was Senior Vice President-Chief Financial Officer and Treasurer from January 2004 through January 2006. He retired as Senior Vice President on February 21, 2006. Mr. Loeffler had been ABC’s Vice President-Chief Financial Officer and Treasurer from April 1997 to January 2004. From December 1995 to April 1997, he was ABC’s Vice President-Treasurer.

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Name	Age	Business Experience

Richard F. Cooper Senior Vice President-Administration General Counsel and Secretary	54	Mr. Cooper has been Senior Vice President-Administration, General Counsel and Secretary since January 2004. He was ABC’s Vice President-Administration, General Counsel and Secretary from 1995 to 2004. Mr. Cooper has been Vice President-General Counsel since 1986 and Secretary since 1987. Mr. Cooper was Vice President-Risk Management, General Counsel and Secretary from April 1991 to 1995. Mr. Cooper held two different positions with the Company prior to 1987: Director of Legal Affairs, Assistant Secretary from 1984 to 1985 and Vice President, General Counsel, and Assistant Secretary from 1986 to 1987.

J. Lavon Morton Vice President-Tax and Chief Internal Auditor	55	Mr. Morton has been ABC’s Vice President-Tax and Chief Internal Auditor since January 2000. From May 1997 to December 1999, Mr. Morton was Vice President-Financial Reporting. Mr. Morton joined ABC as Assistant Treasurer in December 1996. Mr. Morton has overseen the Company’s tax reporting since 1996. From 1972 through November 1996, Mr. Morton was employed by Ernst & Young LLP. Mr. Morton was a Partner in Ernst & Young LLP from October 1984 through November 1996. Mr. Morton is a Certified Public Accountant. From January 2003 to October 2005, Mr. Morton was a Director and a designated Audit Committee Financial Expert of BEI Technologies, Inc. BEI was purchased by Schneider Electric in October 2005. Mr. Morton is Chairman of the Tax Policy Committee and a member of the American Trucking Associations Board of Directors.

John R. Meyers Vice President	58	Mr. Meyers has been Vice President of the Company since October 2001. He served as Chairman and CEO of Wingfoot Commercial Tire Systems, LLC from October 2000 to September 2001 and as President and CEO of Treadco, Inc. from October 1995 to October 2000. Mr. Meyers was Vice President-Treasurer of Arkansas Best Corporation from 1979 to 1995 and Treasurer of Treadco, Inc. from June 1991 to 1995. Prior to 1979, he was Arkansas Best Corporation’s Director, Internal Audit.

Christopher D. Baltz ABF Senior Vice President-Yield Management and Strategic Development	39	Mr. Baltz became Senior Vice President-Yield Management and Strategic Development for ABF Freight System, Inc. on February 1, 2006. He previously served as Vice President-Marketing and Pricing for ABF from February 2004 through January 2006. From November 1997 through January 2004, Mr. Baltz was ABF’s Director-Marketing and Public Relations. Between 1989 and November 1997, Mr. Baltz served in ABF’s Pricing Department as an Analyst, Senior Analyst and Regional Pricing Manager.

Wesley B. Kemp ABF Senior Vice President of Operations	59	Mr. Kemp became Senior Vice President of Operations of ABF Freight System, Inc. on February 1, 2006. Mr. Kemp was Vice President-Terminal Operations for ABF from December 1984 through January 2006, Regional Vice President-Operations for ABF from July 1981 through December 1984, and Director-Regional Terminal Operations for ABF from November 1980 until July 1981. Between 1969 and 1980, Mr. Kemp served in ABF’s Operations Department as Equipment Coordinator, Manager-System Design, Manager-Production Systems, and Director-Engineering.

Roy M. Slagle ABF Senior Vice President of Sales and Marketing	52	Mr. Slagle became Senior Vice President of Sales and Marketing of ABF Freight System, Inc. on February 1, 2006. Mr. Slagle was Vice President of Administration and Treasurer for ABF from January 2000 to February 2006 and Vice President and Treasurer for ABF from 1995 to 2000. He was a Regional Vice President of Sales for ABF from 1989 to 1995. Between 1976 and 1989, Mr. Slagle served ABF as Operations Supervisor at the Dayton, Ohio terminal; Operations Manager at the Dayton terminal; Branch Manager at the Cincinnati, Ohio terminal; Branch Manager at the Carlisle, Pennsylvania terminal; and Regional Training Specialist at the Carlisle terminal.

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EXECUTIVE COMPENSATION
The following table sets forth information regarding compensation earned during each of the Company’s last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”), based on salary and bonus earned during 2005.
SUMMARY COMPENSATION TABLE

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name				Other	Restricted
And				Annual	Stock	Options/	LTIP	All Other
Principal		Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Position	Year	($)	($)(1)	($) (2)	($)(3)	(#)	($)	($)(4)

Robert A. Young III(6)	2005	$600,000	$1,651,680	$3,446	$274,260	—	—	$17,313 (5)
Chairman and CEO	2004	600,000	1,101,960	—	—	15,000	—	16,364
	2003	600,000	622,440	—	—	15,000	—	26,791

Robert A. Davidson(7)	2005	400,000	1,009,360	2,893	186,105	—	—	6,480
President-COO	2004	287,500	641,335	—	—	10,000	—	6,330
ABF President-CEO	2003	267,500	228,558	—	—	10,000	—	20,695

David E. Loeffler(8)	2005	250,000	573,500	—	150,190	—	—	6,480
Senior Vice President-	2004	244,167	382,625	—	—	7,500	—	6,330
CFO and Treasurer	2003	215,000	185,868	—	—	7,500	—	6,600

John R. Meyers	2005	258,000	473,482	—	130,600	—	—	21,480
Vice President	2004	258,000	315,895	—	—	7,500	—	21,330
	2003	258,000	178,433	—	—	7,500	—	21,600

Richard F. Cooper	2005	220,000	403,744	—	150,190	—	—	6,480
Senior Vice	2004	215,833	269,368	—	—	7,500	—	6,330
President-Administration,	2003	195,000	134,862	—	—	7,500	—	6,600
General Counsel and Secretary

(1)	Reflects bonus earned during the fiscal year. Bonuses are normally paid during the next fiscal year.

(2)	Reimbursement for payment of taxes for travel and related expenses associated with spouse’s attendance at an ABF meeting.

(3)	The value is based on the closing price of the Company’s Common Stock as reported by the NASDAQ Stock Market of $32.65 on the April 20, 2005 award date multiplied by the number of restricted stock shares awarded. The 2005 restricted stock award generally vests in full five years from the award date. Different vesting provisions apply for normal retirement, early retirement, death, disability, or termination. Award recipients receive dividend payments on their restricted stock. The December 31, 2005 value of the 2005 award is: Mr. Young, $366,912; Mr. Davidson, $248,976; Mr. Loeffler, $200,928; Mr. Meyers, $174,720; and Mr. Cooper, $200,928. The value is calculated by multiplying the closing price of $43.68 for the Company’s Common Stock as reported by the NASDAQ stock market on December 31, 2005 by the number of restricted stock shares awarded. The actual value of the restricted stock will ultimately be determined upon vesting. Mr. Young’s restricted stock vested in full upon his normal retirement on January 31, 2006. Mr. Loeffler’s entire restricted stock award was forfeited upon his early retirement on February 21, 2006.

(4)	“All Other Compensation” for 2005 includes the following:

	Young	Davidson	Loeffler	Meyers	Cooper

401(k) Company Match	$6,300	$6,300	$6,300	$6,300	$6,300
Voluntary Savings Plan Company Match	—	—	—	15,000	—
24-Hour Accidental Death Premiums	180	180	180	180	180
Split Dollar Term Life Premiums	10,833	—	—	—	—

Total All Other Annual Compensation	$17,313	$6,480	$6,480	$21,480	$6,480

Amounts attributable to the Arkansas Best Corporation Pension Plan, Supplemental Benefit Plans and to Deferred Salary Agreements are reported in the “RETIREMENT AND SAVINGS PLANS” section.

(5)	The Company owns and pays premiums on two $1 million life insurance policies that were taken out in 1966 on Mr. Young. As owner of the policies, the Company is entitled to either the cash surrender value of each or the total of premiums paid, whichever amount is greater. The death value in excess of this amount is payable to Mr. Young’s beneficiary and is not

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determinable at this time. For each of 2003, 2004, and 2005, the premiums on these policies were $32,438. The portion of the premiums attributable to term life insurance was $5,191 in 2003; $10,034 in 2004; and $10,833 in 2005.
(6)	Mr. Young served as the Company’s CEO through his retirement date on January 31, 2006. He remains Chairman of the Company’s Board of Directors.

(7)	Mr. Davidson became President-CEO of the Company effective February 1, 2006. He remains President-CEO of ABF Freight System, Inc.

(8)	Mr. Loeffler retired as Senior Vice President of the Company on February 21, 2006. He ceased to be Chief Financial Officer and Treasurer on January 31, 2006.
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTIONS/SAR VALUES
The following table provides information related to options exercised by the named executive officers during the 2005 fiscal year and the number and value of options held at fiscal year end. No stock appreciation rights for Named Executive Officers had been exercised as of December 31, 2005.

			Number of Securities
	Shares		Underlying Unexercised Options/		In-the-Money Options/SARs
	Acquired	Value Realized	SARs at Fiscal Year-End (#)		At Fiscal Year-End ($)(1)
Name	On Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A. Young III	45,400	$1,587,979	90,243	27,311	$2,445,608	$450,361
Robert A. Davidson	0	0	35,200	16,800	886,966	282,294
David E. Loeffler(2)	10,866	193,906	1,156	13,656	18,068	230,063
John R. Meyers	7,966	117,939	10,668	11,656	303,951	191,453
Richard F. Cooper	9,330	190,148	9,192	13,656	152,733	230,063

(1)	The closing price for the Company’s Common Stock as reported by The NASDAQ Stock Market on December 31, 2005 was $43.68. Value is calculated on the basis of the difference between the option exercise price and $43.68 multiplied by the number of shares of Common Stock underlying the option. The actual gain, if any, will depend on the value of ABFS Common Stock on the date of exercise.

(2)	Mr. Loeffler’s unvested options were forfeited as of his retirement date.
STOCK OPTION/SAR GRANTS
There were no stock options or SARs granted to the Named Executive Officers in 2005.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2005 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity Compensation Plans Approved by Security Holders(1)	725,575	$23.3265	1,317,750
Equity Compensation Plans Not Approved By Security Holders(2)	463,547	23.7873	0

Total	1,189,122	$23.5062	1,317,750

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(1)	This amount includes awards outstanding for the 2002 Arkansas Best Corporation Stock Option Plan and the 1992 Stock Option Plan, but no further grants can be made from the option plans since approval of the 2005 Ownership Incentive Plan. On April 20, 2005, the Company’s shareholders approved the 2005 Ownership Incentive Plan which allows for the award of incentive stock options, nonqualified stock options, SAR’s, restricted stock, restricted stock units or performance award units. The aggregate number of shares that can be issued pursuant to the awards is 1,500,000 plus any shares subject to outstanding awards under the 1992 Stock Option Plan, 2002 Arkansas Best Corporation Stock Option Plan and the Arkansas Best Corporation Nonqualified Stock Option Plan that do not result in the issuance of shares because they have been canceled, expired, forfeited, settled in cash or used to pay the exercise price or withholding taxes. The Board’s Compensation Committee administers each of these plans.

(2)	On April 19, 2000 the Company adopted its Nonqualified Stock Option Plan (“2000 Nonqualified Plan”), as a broad based plan with 1.0 million option shares authorized for awards. No further grants can be made from the 2000 Nonqualified Plan, since approval of the 2005 Ownership Incentive Plan. No awards have ever been made under the 2000 Nonqualified Plan to the Company’s Board of Directors or to its Named Executive Officers. All options previously granted: (i) have an exercise price equal to the closing price of the Company’s Common Stock on the grant date, (ii) are exercisable at 20% per year, generally starting on the first anniversary of the grant date, and (iii) are granted for a term of 10 years. The Board’s Compensation Committee administers the 2000 Nonqualified Plan.
REPORT ON EXECUTIVE COMPENSATION BY THE
COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors is composed of Messrs. Legg, Alden and Morris, each of whom is independent under applicable SEC and NASDAQ independence standards. The Compensation Committee reviews and determines the value and forms of executive officer compensation based on the Committee members’ knowledge and experience, competitive proxy and market compensation information and periodic review and analysis from independent consultants.
The Committee’s philosophy is to provide the Company’s executives with compensation that: (i) is materially linked to the Company’s return on capital employed, (ii) is competitive with the compensation provided to executives of comparable companies, and (iii) will retain its executive management team and attract qualified executives.
In furtherance of this philosophy, the executive management team’s compensation is composed of the following blend of short-term and long-term programs:
Base Salary. The Company’s policy is to pay base salaries that are comparable to those paid to executives of peer companies. The Company sets the base salary the same for all officers with the same level of responsibility. Base salaries are reviewed on an annual basis.
The Committee believes that incentive compensation is extremely important to motivating management and that awards should vary significantly based on Company performance.
Short-Term Incentive Compensation. The Company’s Executive Officer Annual Incentive Compensation Plan’s (“Annual Incentive Plan”) current performance measure is based on return on capital employed (“ROCE”) which the Committee deems to be the most important benchmark for the Company. Each participating executive has a predetermined target percentage of their base salary (ranging from 25% for department directors to 60% for the Company’s Chief Executive Officer) that is multiplied by a factor determined by the business unit’s ROCE. ROCE performance below 7% yields no incentive payment; a 10% ROCE results in a target percentage incentive payment. There is no limit on the incentive payment that may be earned under the Annual Incentive Plan for ROCE performance exceeding 10%, subject to the $2 million per participant annual maximum award limitation in the Annual Incentive Plan. In 2005, ABC’s ROCE as calculated under the plan was 22.96%, based primarily on ABF Freight System’s ROCE of 23.03%. These ROCE percentages resulted in each ABC Plan participant receiving 459% of their Target Incentive Award.
Long-Term Incentive Compensation. The Committee believes that all members of the Board of Directors and executive officers should have significant equity holdings in the Company. It is the Committee’s intent to use equity based grants with multi-year vesting provisions to achieve equity holding targets. The Committee believes that management should have a meaningful ownership position in the Company’s shares. In 2005, the Board replaced existing stock option plans with the 2005 Ownership Incentive Plan and in 2005 granted restricted

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stock awards with a five year cliff vesting to members of the Board and executive officers. It is anticipated that aggregate restricted stock awards will satisfy the Committee’s stock ownership goals for members of the Board and executive officers.
Traditionally, the Company has provided substantial retirement benefits to its executives. (See “Retirement and Savings Plans” section for additional information.) It is the Committee’s belief that a long-term incentive plan based on the achievement of multi-year performance goals is more appropriate to motivating management than post-retirement compensation. To this end, in December 2005, the Board voted to close the Supplemental Benefit Plan (“SBP”) and the Deferred Salary Agreement (“DSA”) program to new entrants and to place a cap on the maximum payment per participant under the SBP to existing participants in the SBP. In place of the SBP and DSA, beginning in 2006, new executives will participate in a Long-Term Incentive Plan (“LTIP”) that is based 60% on the Company’s three-year average ROCE and 40% on operating income growth for specified areas of ABF Freight System, Inc.
The Committee has engaged an independent consultant to assist it in reviewing and analyzing the executive officers’ compensation and benefits to help the Committee evaluate the value and forms of both short-term and long-term compensation and benefit programs the Company offers to its officer group. As a result of this review:
1.	The Committee believes that the Base Salaries and Executive Officer Annual Incentive Compensation Plan are each achieving the Committee’s annual compensation goals.

2.	The Committee believes the Company’s long-term incentive goals will be better met through the 2005 Ownership Incentive Plan, which provides the Committee with multiple types of long-term incentive opportunities. The Committee has utilized the 2005 Ownership Incentive Plan to grant restricted stock to replace the Company’s stock option plans and the above described LTIP to replace the Supplemental Benefit Plan and Deferred Salary Agreement program for employees who become officers after 2005. The Committee believes the 2005 Ownership Incentive Plan will continue to provide the Committee with needed flexibility in the form and payment of equity based long-term awards to meet changing business needs.

3.	The Committee intends to continue reviewing the Company’s other forms of long-term executive compensation and benefits; and evaluating alternative programs that will utilize performance measurements based on Company business goals during future multi-year periods.
The Compensation Committee believes that the Chief Executive Officer (“CEO”) is the leader of the executive management team, and therefore it applies the same philosophy and short-term and long-term compensation and benefits programs as discussed above to the CEO’s compensation package. The Committee believed that Mr. Young’s $600,000 base salary as Chief Executive Officer continued to be appropriate for 2005, and it was not increased. The Annual Incentive Plan award to Mr. Young was based on the same annual incentive compensation formula as was used in 2004. In April 2005, the Committee awarded Mr. Young 8,400 restricted stock shares under the Company’s 2005 Ownership Incentive Plan to approximate the value of the 2004 stock option grant made to Mr. Young.
In prior years, the Committee has granted executives stock options and restricted stock under the Company’s equity plans. The Committee generally has discretion regarding size, recipients and other terms and conditions of grants. Under the stock option grants, the option’s exercise price is equal to the closing public trading price of the Company’s Common Stock on the date of the grant; the optionee generally vests in 20% of the total granted shares on each of the five subsequent grant date anniversaries; and grants for all years provide that the optionee has up to 10 years from the date of the grant to exercise part or all of their grant. The Company has never repriced any stock option grants. All options granted to the named executive officers were made from the Company’s 1992 Stock Option Plan and 2002 Stock Option Plan which were approved by the shareholders and are designed to be compliant with Internal Revenue Service Code Section 162(m). The restricted stock grants generally fully vest on the fifth anniversary of the date of grant. All restricted stock shares granted to the Board members and executive officers were made from the Company’s 2005 Ownership Incentive Plan, which was approved by the shareholders in 2005.
Certain federal tax law (Section 162(m) of the Internal Revenue Code) generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its

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Chief Executive Officer or the other executive officers listed in the Summary Compensation Table. Under this law, certain compensation, including “performance based compensation,” is excluded from this deduction limitation. It is the Committee’s intent to structure compensation paid to these executives to be deductible to the extent consistent with its goals and objectives regarding specific types of compensation. The Committee has been advised that all of the 2005 compensation paid to these executives is deductible.
The Compensation Committee believes its philosophy and executive compensation and benefit programs have built an experienced, motivated executive management team whose compensation package and stock ownership, both personal and through stock option and restricted stock grants, are closely linked to the interest of the Company’s stockholders.
THE COMPENSATION COMMITTEE
William M. Legg, Chair
John W. Alden
John H. Morris
This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors is comprised of Messrs. Allardyce, Edelstein and Zakon, all independent as independence is defined in SEC and NASDAQ independence standards for Audit Committee members.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting, which was performed by management using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm its attestation report on management’s assessment of internal control over financial reporting.
The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees). In addition, the Committee has discussed with the independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatability of nonaudit services with the firm’s independence.
The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K

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for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.
AUDIT COMMITTEE
Fred A. Allardyce, Chair
Frank Edelstein
Alan J. Zakon
This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.
The Audit Committee Charter, adopted by the Board of Directors for the Audit Committee on April 19, 2000 and revised on October 22, 2003, is posted in the Corporate Governance section of the Company’s Web site, www.arkbest.com. The Audit Committee Charter was included in Appendix A of the 2004 Proxy Statement.
COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of the Board of Directors currently consists of Messrs. Legg, Alden and Morris. None of such persons are officers or employees or former officers or employees of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.
STOCK PERFORMANCE GRAPH
The following graph shows a comparison of five-year cumulative total return for the Company, the Russell 2000 Market Index, and a peer group index selected by the Company.

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005

Arkansas Best Corporation	100.00	157.37	141.87	173.81	251.84	248.67

Customer Selected Stock List	100.00	106.72	113.00	139.41	194.85	196.81

Russell 2000 Index	100.00	101.02	79.22	115.16	135.31	135.31

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The above comparisons assume $100 was invested on December 31, 2000, in the Company’s Common Stock and each of the foregoing indices and assume reinvestment of dividends. All calculations have been prepared by Hemscott, Inc. The stockholder return shown on the graph above is not necessarily indicative of future performance.
The Company considers itself a transportation holding company with an emphasis on long-haul and regional, less-than-truckload (“LTL”) transportation of general commodities. Accordingly, the Company believes it is important that its performance be compared to that of other transportation companies with similar operations. Therefore, companies in the current peer group are the LTL freight carriers contained in the NASDAQ Trucking and Transportation Index (Central Freight Lines, Inc., Old Dominion Freight Line, SCS Transportation, Inc., and YRC Worldwide, Inc.) plus CNF, Inc. Overnite Corporation, Roadway Corp., and USF Corporation which were previously members of the Company’s peer group are no longer separately publicly traded companies and have been removed from the peer group.
RETIREMENT AND SAVINGS PLANS
Non-union employees of the Company, ABF and certain other subsidiaries who fulfill a minimum age and service requirement are eligible to participate in the Company’s defined benefit Arkansas Best Corporation Pension Plan which generally provides fixed benefits payable in a lump-sum form upon retirement at age 65. Benefits also may be paid in the form of an annuity at the participant’s election. No new participants are permitted in the Company’s Pension Plan after December 31, 2005. Benefit accruals for existing participants of the Company’s defined benefit pension plan will continue. Credited years of service for each of the individuals named in the EXECUTIVE COMPENSATION — SUMMARY COMPENSATION TABLE (“Executive Compensation Table”) as of February 21, 2006 are: Robert A. Young III, 42 years; Robert A. Davidson, 33 years; John R. Meyers, 32 years; Richard F. Cooper, 21 years; and David E. Loeffler, 10 years. Benefits are based upon a participant’s years of service and average total monthly earnings (exclusive of extraordinary remuneration and expense allowances and subject to the annual Code limitation after December 31, 2005 of $220,000 as adjusted to reflect cost-of-living increases) during any sixty (60) consecutive calendar months during the participant’s employment since 1980, which will give the participant the highest average monthly earnings (“Pension Plan Compensation”). Benefits also are subject to certain other limitations in the Code.
The following table illustrates the ABC total estimated annual benefits payable from the Company’s Pension Plan and the ABC Supplemental Benefit Plan (see below) upon retirement at age 65, in the form of a single life annuity, to persons in the specified compensation and years-of-service classifications. The ABF total estimated annual benefit from the Company’s Pension Plan and the ABF Supplemental Benefit Plan can be obtained by reducing the ABC benefit listed in the table below by 12.5%. The benefits listed in the table are not subject to any deduction for Social Security or other offset amounts.

60-Month
Average Annual	Years of Service
Compensation	5	10	15	20	25	30	35	40	45

$300,000	$29,760	$59,520	$89,280	$119,040	$148,800	$178,560	$208,320	$238,080	$267,840
350,000	34,760	69,520	104,280	139,040	173,800	208,560	243,320	278,080	312,840
400,000	39,760	79,520	119,280	159,040	198,800	238,560	278,320	318,080	357,840
450,000	44,760	89,520	134,280	179,040	223,800	268,560	313,320	358,080	402,840
500,000	49,760	99,520	149,280	199,040	248,800	298,560	348,320	398,080	447,840
550,000	54,760	109,520	164,280	219,040	273,800	328,560	383,320	438,080	492,840
600,000	59,760	119,520	179,280	239,040	298,800	358,560	418,320	478,080	537,840
650,000	64,760	129,520	194,280	259,040	323,800	388,560	453,320	518,080	582,840
700,000	69,760	139,520	209,280	279,040	348,800	418,560	488,320	558,080	627,840
750,000	74,760	149,520	224,280	299,040	373,800	448,560	523,320	598,080	672,840
800,000	79,760	159,520	239,280	319,040	398,800	478,560	558,320	638,080	717,840
900,000	89,760	179,520	269,280	359,040	448,800	538,560	628,320	718,080	807,840
1,000,000	99,760	199,520	299,280	399,040	498,800	598,560	698,320	798,080	897,840
1,100,000	109,760	219,520	329,280	439,040	548,800	658,560	768,320	878,080	987,840
1,200,000	119,760	239,520	359,280	479,040	598,800	718,560	838,320	958,080	1,077,840
1,300,000	129,760	259,520	389,280	519,040	648,800	778,560	908,320	1,038,080	1,167,840
1,400,000	139,760	279,520	419,280	559,040	698,800	838,560	978,320	1,118,080	1,257,840
1,500,000	149,760	299,520	449,280	599,040	748,800	898,560	1,048,320	1,198,080	1,347,840
1,600,000	159,760	319,520	479,280	639,040	798,800	958,560	1,118,320	1,278,080	1,437,840
1,700,000	169,760	339,520	509,280	679,040	848,800	1,018,560	1,188,320	1,358,080	1,527,840

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In December 1987, the Company established the Arkansas Best Corporation Supplemental Benefit Plan and ABF established the ABF Freight System, Inc. Supplemental Benefit Plan. Both Supplemental Benefit Plans are designed to supplement benefits under the defined benefit Pension Plan. The Code places limits on the amount of income participants may receive under the Pension Plan. In order to compensate for those limitations and for reductions in the rate of benefit accruals from the 1985 formula under the Pension Plans, the Supplemental Benefit Plans will pay sums in addition to amounts payable under the Pension Plans to eligible participants. Participation in the Supplemental Benefit Plans is generally limited to employees of the Company or ABF who are at or above the rank of vice president and are designated as participants in a Supplemental Benefit Plan by the Company’s Board. No new participants are permitted in the Supplemental Benefit Plans after December 15, 2005 and caps have been placed on the maximum payment per participant to existing SBP participants. The amount due to each participant in the Supplemental Benefit Plans is the actuarial equivalent of the excess of (1) the payment due under the Pension Plans as in effect on January 1, 1985 as amended, but without regard to any amendments that decrease the rate of benefit accruals and without regard to any Code limitations, or the current Pension Plan without regard to any Code limitations if more; over (2) the actual benefit received from the Pension Plan. This payment will be made in a lump sum or in annual installments over a period of not more than 15 years at the participant’s election. Amounts attributable to the Supplemental Benefit Plans are included in the pension table set forth above. The Supplemental Benefit Plans take into account all Pension Plan Compensation without regard to Code limitations (“Covered Compensation”). Covered Compensation for the Named Executive Officers as of January 31, 2006 equals: Mr. Young, $1,409,059; Mr. Davidson, $701,404; Mr. Loeffler, $497,419; Mr. Meyers, $476,659; and Mr. Cooper, $395,131.
The Company has Deferred Salary Agreements with certain management employees of the Company and its subsidiaries, including the Named Executive Officers, due to their tenure, experience, knowledge and contacts which are of considerable value to the Company. No further Deferred Salary Agreements will be entered into after December 15, 2005. The amount of the deferred salary is equal to 35% of the individual’s final monthly base salary times 120 monthly payments commencing at age 65 retirement, death or disability. The deferred salary amount is subject to reduction based on years of service if the executive’s employment terminates prior to age 65 and certain other circumstances resulting in the individual’s termination of employment. The projected annual compensation from this plan based on February 2006 base salary plus 20% is: Mr. Young, $210,000; Mr. Davidson, $210,000; Mr. Loeffler, $26,748; Mr. Meyers, $40,902; and Mr. Cooper, $100,800. Due to Mr. Young’s and Mr. Loeffler’s retirement in 2006, their actual annual deferred salary benefit is provided.
As a result of Mr. Young’s retirement at age 65 on January 31, 2006 from his position of Chief Executive Officer of the Company, both his stock options and restricted stock became vested upon his retirement date. Mr. Young may elect a lump sum from the Company’s Pension Plan in the amount of $2,537,975 or he can choose one of several annuity payment options available under the Plan. He will receive a lump sum from the Supplemental Benefit Plan of $11,626,165 during 2006. As mentioned above, the annual value of Mr. Young’s Deferred Salary Agreement is $210,000 payable in monthly installments for a period of ten years. The Company pays the premium for the post-employment medical, dental, and prescription coverage to Mr. Young and his spouse. The 2006 monthly premium is $993 which is subject to change each year.
As a result of Mr. Loeffler’s early retirement, both his unvested stock options and restricted stock were forfeited. Mr. Loeffler may elect a lump sum from the Company’s Pension Plan in the amount of $195,283 or he can choose one of several annuity payment options available under the Plan. He will receive a lump sum from the Supplemental Benefit Plan of $1,147,062 during 2006. The annual value of Mr. Loeffler’s Deferred Salary Agreement is $26,748 payable in monthly installments for a period of ten years. Mr. Loeffler will pay the monthly COBRA premium for his and his spouse’s post-employment medical, dental and prescription coverage until he reaches age 60 in August 2006. The Company will pay the monthly premium for him and his spouse once Mr. Loeffler attains age 60. The 2006 monthly premium for pre-age 65 coverage is $2,743, which is subject to change each year.

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EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
The Company does not have any Employment Contracts with the Chief Executive Officer or any of the Named Executive Officers.
The Company’s Stock Option Agreements provide that in the event of a Change-in-Control of the Company, as defined in the Agreement, all non-vested options immediately vest. See “REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE” section for additional general information about the Stock Option Plan.
The Company’s restricted stock agreements provide that in the event of a Change-in-Control of the Company, as defined in the 2005 Ownership Incentive Plan, if the participant’s employment is terminated under certain conditions within the 24-month period immediately following the Change-in-Control, all unvested shares become vested as of the date of termination.
The Company’s Supplemental Benefit Plans provide that in the event of a Change-in-Control of the Company, as defined in the Supplemental Benefit Plans, terminated participants who have deferred their benefit will receive a lump sum payment of any remaining deferred benefit as soon as administratively feasible, except where payment must be deferred for six months for key employees as provided under the American Jobs Creation Act (“AJCA”). See “RETIREMENT AND SAVINGS PLANS” section for additional general information about the Supplemental Benefit Plans.
The Company has a Voluntary Savings Plan (“VSP”) for certain management employees of the Company and its subsidiaries, including the named executives. The VSP is a nonqualified plan created to offset the Internal Revenue Service Code limitations on contributions by highly compensated employees to the Company’s 401(k) Plan. The VSP allows eligible executives to annually defer 1% to 75% of each of their base salary and incentive compensation. The Company will match 15% of the employees’ VSP contributions, up to an annual maximum match of $15,000. Match generally vests five years from (and including) the year in which the deferral occurs. The VSP provides that in the event of a Change-in-Control of the Company, as defined in the VSP, the Company match becomes 100% vested, and all contributions, Company match and earnings on each will be distributed as a lump sum as soon as administratively possible, except where payment must be deferred for six months for key employees as provided under the AJCA.
The Deferred Salary Agreement provides that in the event of a Change-in-Control of the Company, as defined in the Deferred Salary Agreement, all benefits immediately vest, and if the individual’s employment terminates within three years after the Change-in-Control event occurs, then the individual may elect to receive his benefit in a lump sum payable within fifteen days, except where payment must be deferred for six months for key employees as provided under the AJCA. The amounts payable under the Deferred Salary Agreements are subject to forfeiture under certain circumstances. See “RETIREMENT AND SAVINGS PLANS” section for additional general information about Deferred Salary Agreements.
The Company’s LTIP provides that in the event of a Change-in-Control as defined in the 2005 Ownership Incentive Plan, if the participant’s employment is terminated under certain conditions within the 24-month period immediately following the Change-in-Control, the participant is entitled to immediate payment of the greater of: (i) 100% of the Percentage Target Incentive Award Earned (as defined in the LTIP) or (ii) the actual Percentage Target Incentive Award Earned (as defined in the LTIP) calculated as if the measurement period ended on the participant’s termination date.
The Annual Incentive Compensation Plan provides that in the event of a Change-in-Control of the Company, each participant shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which the Change of Control occurs. See “REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE” for additional information on the Annual Incentive Compensation Plan.
The Company has agreed to provide a Post-Employment Medical Plan that covers otherwise unreimbursed medical expenses to certain employees of the Company and its subsidiaries who meet certain age and years-of-service requirements, including the individuals named in the Executive Compensation Table. These benefits are presently

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covered by an insured program and commence at retirement. If the employee leaves the Company with at least 10 years of service and is between ages 55 and 60, the employee pays the Company at the then current COBRA rates which are offset against the full premium paid by the Company. The Company pays the full amount for insurance premiums from age 60 until age 65 and pays premiums for Medipak, prescription drug, and dental after reaching 65 for the life of the employee (and spouse or other eligible dependents).
CERTAIN TRANSACTIONS AND RELATIONSHIPS
Stockholders’ Agreement. Pursuant to the terms of a Stockholders’ Agreement, the Company has agreed that it will offer Robert A. Young III the right to include shares of the Company’s Common Stock he owns in certain registration statements filed by the Company (the “Piggy-back Rights”).
The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters’ discounts and commissions.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities are required to file, under the Securities Exchange Act of 1934, reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on information provided to the Company, the Company believes that during the preceding year its executive officers, directors, and 10% stockholders have complied with all applicable filing requirements.
PROPOSAL II. RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL II.
The firm of Ernst & Young LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2005. The Audit Committee has appointed that firm to continue in that capacity for the fiscal year 2006, and recommends that a resolution be presented to stockholders at the 2006 Annual Meeting to ratify that appointment.
In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will appoint another independent registered public accounting firm as auditors. Representatives of Ernst & Young LLP will attend the 2006 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

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The following is a summary of the fees billed to Arkansas Best Corporation by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:

Fee Category	2005 Fees	2004 Fees

Audit Fees*	$779,821	$680,329
Audit-Related Fees	—	15,009
Tax Fees	86,446	19,209
All Other Fees	2,500	1,500

Total Fees	$868,767	$716,047

*Includes Sarbanes-Oxley Section 404 Audit Fees of $309,000 for 2005 and $280,000 for 2004.
Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of Arkansas Best Corporation’s consolidated financial statements and internal control over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Arkansas Best Corporation’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations related to actual or potential impact on final or proposed rules, standards, or interpretations.
Tax Fees. Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance, and, in 2005, assistance with Internal Revenue Service interest calculations on tax assessments.
All Other Fees. Consists of fees for online technical support information and services.
POLICY AND AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND
PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
The Audit Committee, or the Audit Chair under authority of the Audit Committee, pre-approved 100% of the Company’s 2004 and 2005 audit fees, audit-related fees, tax fees, and all other fees.
OTHER MATTERS
The Board does not know of any matters that will be presented for action at the 2006 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2006 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

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COST OF SOLICITATION
Proxies may be solicited by directors, officers, or regular employees of the Company in person, by telephone, telegram, or other means. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held by record by such persons will be borne by the Company.
STOCKHOLDER COMMUNICATION WITH THE BOARD
The Company has a process for stockholders to communicate with its Board of Directors.
Arkansas Best Corporation stockholders may communicate with its Board of Directors, or any individual member of the Board, by sending the communication as follows:
Board of Directors/(or Individual Member’s Name)
c/o Richard F. Cooper
Corporate Secretary
P.O. Box 10048
Fort Smith, AR 72917-0048
Communications addressed to the Board will be sent to the Chairman of the Board of Directors.
All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
Pursuant to Securities and Exchange Commission Rule 14a-8, stockholder proposals submitted for next year’s proxy statement must be received by the Company no later than the close of business on November 10, 2006 to be considered. Proposals should be addressed to Richard F. Cooper, Secretary, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.
Any stockholder, entitled to vote at the 2007 Annual Meeting and intending to introduce at the 2007 Annual Meeting any business (aside from a stockholder proposal under SEC Rule 14a-8), must submit a written notice to the Corporation. Such notice must be received by the Secretary of the Corporation at the address above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Such notices introducing business must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made.

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GENERAL MATTERS
Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 2005, without charge. Written requests should be directed to: David Humphrey, Director – Investor Relations, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048.
The Company has adopted a Code of Conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. The Company has made the Code of Conduct available in the Corporate Governance Section of its Web site at www.arkbest.com.
In some cases, where there are multiple stockholders at one address, only one annual report and proxy statement will be delivered, a procedure referred to as “householding.” Each stockholder will continue to receive a separate proxy card.
Stockholders who hold positions in street name through a broker or other nominee should either call ADP Investor Communication Services at 800-542-1061 or contact their broker or nominee if they have questions, require additional copies of the proxy statement or annual report, or wish either to give instructions to household or to revoke their decision to household.
Registered shareholders who own stock in their own name through certificate and have questions about householding can contact the Company’s stock transfer agent, LaSalle Bank National Association, by phone at 800-246-5761 or by Internet www.lasallebank.com.
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD/BALLOT PROMPTLY.

/s/ Richard F. Cooper
Fort Smith, Arkansas	RICHARD F. COOPER
Date: March 10, 2006	Secretary

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ARKANSAS BEST CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

WITHHELD
		FOR all	from all	FOR all nominees, except vote withheld from the following nominee(s):
I.	Election of Directors:	nominees	nominees

Nominees:
	01 — Fred A. Allardyce and 02 — John H. Morris	☐	☐	☐

II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHERE APPLICABLE, INDICATE OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.

DATE:

SIGNATURE

SIGNATURE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.
☐ FOLD AND DETACH HERE ☐
YOUR VOTE IS IMPORTANT!
PLEASE MARK, SIGN, DATE AND MAIL THE ABOVE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.

PROXY/BALLOT	PROXY/BALLOT
ARKANSAS BEST CORPORATION
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — April 18, 2006
Richard F. Cooper, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 8:00 a.m. CDT on Tuesday, April 18, 2006, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.
This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the other proposals specified herein.
* * CONTINUED AND TO BE SIGNED ON REVERSE SIDE * *